UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2023

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02    Results of Operations and Financial Condition.

On April 11, 2023, Royal Gold, Inc. (“Royal Gold,” “we,” “our” or “us”) issued a press release with certain information regarding Royal Gold’s stream sales for the quarter ended March 31, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”).

The information furnished under this Item 2.02, including the exhibit, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as expressly set forth by reference to such filing.

Item 8.01 Other Events

Royal Gold is filing this Current Report to provide certain updated information regarding the estimates of mineral resources and mineral reserves (as such terms are defined at the end of this Current Report and in Subpart 1300 of Regulation S-K (“SK1300”)) previously reported by the operators of three of our material properties and included in our Annual Report on Form 10-K for the year ended December 31, 2022 (“2022 Form 10-K”). As discussed in our 2022 Form 10-K, as a company owning royalty and streaming interests in mining properties owned by third parties, we have relied on certain exemptions from filing certain information required by SK1300. The updated information provided herein was not available to us until after the filing of our 2022 Form 10-K. Therefore, we are providing the mineral resource and mineral reserve estimates as of December 31, 2022, for Andacollo, Mount Milligan and Peñasquito in this Current Report.

We have determined that six of our stream and royalty interests are material to our business: Andacollo, Cortez, Khoemacau, Mount Milligan, Peñasquito, and Pueblo Viejo. We sometimes refer to these properties as our material, or principal, properties. In making this determination, management considers primarily estimated future revenue and, to a lesser extent, historical revenue. Estimated future revenue is based on several factors, including mineral reserves and mineral resources subject to our stream and royalty interests, production estimates, feasibility studies, technical reports, metal price and mine life assumptions.

Most of our principal properties are operated by companies that report mineral resources and mineral reserves pursuant to regulatory standards other than SK1300. For example, Andacollo, which is operated by Teck Resources Limited (“Teck”), a reporting company under Canadian securities laws that is listed for trading in the U.S., and is permitted under SK1300 to rely on Canadian property and mineral resource and reserve reporting standards accepted in Canada (National Instrument 43-101 (“NI 43-101”) and 2014 Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards and 2019 Best Practice Guideline (“CIM Standards”)), rather than those set forth in SK1300, under the Securities and Exchange Commission’s (“SEC”) Multijurisdictional Disclosure System. Mount Milligan is operated by Centerra Gold Inc. (“Centerra”), which also reports under Canadian securities regulations, is not listed for trading in the U.S. and does not file reports under the Securities Exchange Act of 1934, as amended, with the SEC; therefore, Centerra does not need to comply with SK1300. Further, Canadian securities laws and regulations allow annual information forms covering the previous fiscal year to be filed within 90 days (or 120 days in some instances) after the applicable company’s fiscal year end. Peñasquito, operated by Newmont Corporation (“Newmont”), is our only principal property for which a property and technical report is prepared under SK1300. Newmont’s Annual Report on Form 10-K is subject to the same filing deadline as our Annual Report on Form 10-K, and, therefore, Newmont’s technical report is typically not filed in time for us to discuss the details of such report in our annual report.

Mineral Resources and Mineral Reserves

As a result of the foregoing, we are providing updated summary and individual property information regarding the mineral resource and mineral reserve estimates, as of December 31, 2022, reported by the operators of three of our material properties: Andacollo, Mount Milligan and Peñasquito. We are also updating the summary tables for information as of December 31, 2022, reported by the operators of nonmaterial properties to the extent we received the information after the filing of our 2022 Form 10-K. The information regarding the mineral resource and mineral reserve estimates included in this Current Report are as reported by the operators of the properties in which we own stream and royalty interests.

Mineral resource estimates reported as of December 31, 2022, as compared to mineral resource estimates reported as of December 31, 2021, increased at Andacollo, primarily due to improved economic assumptions related to operational costs and higher assumed copper prices; decreased at Mount Milligan primarily due to mining depletion; and increased at Peñasquito due to positive revision.

Mineral reserve estimates reported as of December 31, 2022, as compared to mineral reserves estimates reported as of December 31, 2021, and included in our 2022 Form 10-K: decreased at Andacollo, Mount Milligan and Peñasquito primarily due to mining depletion in each case.

Measurement units presented in this document are generally metric units, with the exception that gold and silver quantities are reported in troy ounces (“ounce”) and the content for copper, lead, and zinc are presented in pounds. Metal prices are reported in US dollars per ounce for gold and silver, and US dollars per pound for copper, lead, and zinc. There may be small rounding differences due to unit conversions. Net smelter return (“NSR”) royalty is a defined percentage of the gross revenue from a resource extraction operation less a proportionate share of incidental transportation, insurance, refining, and smelting costs. Table numbers follow the form of disclosure set forth in SK1300 and match the table numbers set forth in Item 2. Properties in the 2022 Form 10-K.

Royal Gold owns stream and royalty interests in properties with a broad geographic distribution. Estimates of mineral resources and mineral reserves for these properties are tabulated based on the most recent disclosure presented by each of the individual operators of these properties, at dates and metal prices and grade and recovery assumptions specific to each property’s mineral resource and mineral reserve estimate. It is not possible for Royal Gold to update or modify the individual mineral resource and mineral reserve estimates because we do not have access to sufficient technical data required to do so.

Table 3 is a summary of mineral resources exclusive of mineral reserves and aggregated by metal and by geographic area. Table 4 is a summary of mineral reserves aggregated by metal and by geographic area. Our material properties (Andacollo, Cortez, Khoemacau, Mount Milligan, Peñasquito and Pueblo Viejo) and properties with mineral resources and mineral reserves that represent over 10% of the aggregate mineral resources or reserves to which our stream or royalty interests apply (Peñasquito and Red Chris) are listed individually.

Mineral resources and mineral reserves are presented for the properties or portions of the properties to which our stream and royalty interests apply without regard to the specific percentage of Royal Gold’s stream or royalty interest. In cases where our stream or royalty interest covers only a portion of a property, only the covered portion of the mineral resource or mineral reserve is included in the summary.

Table 3: Summary Mineral Resources (1)(2)(3)(4)

	Stream or Royalty Interest	Measured Mineral Resources		Indicated Mineral Resources		Measured & Indicated Mineral Resources		Inferred Mineral Resources
		Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)

GOLD RESOURCES
North America
Peñasquito	2.0% NSR	47.4	0.25	263.5	0.26	310.9	0.26	84.7	0.41
Red Chris (5)	1.0% NSR	9.5	0.15	437.5	0.30	447.0	0.30	188.5	0.32
Mount Milligan	35% of payable gold	37.0	0.26	145.7	0.31	182.7	0.30	5.7	0.46
Cortez	(6)	1.5	5.41	99.2	1.56	100.7	1.62	203.3	1.06
Remainder of North America	(7)	393.0	0.60	2,529.6	0.43	2,922.7	0.46	1,346.2	0.58
North America Total	(7)	488.5	0.54	3,475.5	0.43	3,964.0	0.45	1,828.3	0.60
Central America
Pueblo Viejo	7.5% of payable gold	11	1.41	50	1.51	61	1.50	4.6	1.80
Remainder of Central America	(7)	-	-	12.4	2.88	12.4	2.88	11.1	3.89
Central America Total	(7)	11	1.41	62.4	1.72	73.4	1.67	15.7	3.28
South America
Andacollo	100% of payable gold	47.2	0.11	397.6	0.09	444.8	0.09	82.8	0.08
Remainder of South America	(7)	37.7	1.63	327.2	1.37	364.8	1.40	309.4	1.09
South America Total	(7)	84.9	0.79	724.8	0.67	809.6	0.68	392.2	0.88
Africa
Africa Total	(7)	9.6	2.84	40.2	2.69	49.8	2.72	99.5	3.21

	Stream or Royalty Interest	Measured Mineral Resources		Indicated Mineral Resources		Measured & Indicated Mineral Resources		Inferred Mineral Resources
		Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)

Australia
Australia Total	(7)	25.5	3.33	153.3	2.23	178.8	2.39	322.2	1.04
Europe
Europe Total		-	-	-	-	-	-	-	-
TOTAL GOLD RESOURCES	(7)	619.4	0.74	4,456.1	0.57	5,075.6	0.59	2,658.0	0.81

SILVER RESOURCES
North America
Peñasquito	2.0% NSR	47.4	23.94	263.5	23.99	310.9	23.98	84.7	27.24
Remainder of North America	(7)	264.2	2.88	2,219.0	5.20	2,483.2	4.96	782.3	15.63
North America Total	(7)	311.6	6.09	2,482.5	7.20	2,794.1	7.07	867.0	16.77
Central America
Pueblo Viejo	75% of payable silver	11	6.79	50	8.29	61	8.02	4.6	10.5
Remainder of Central America	(7)	-	-	12.0	2.68	12.0	2.68	8.6	4.92
Central America Total	(7)	11.0	5.66	62.0	7.04	73.0	6.83	13.2	6.87
South America
South America Total	(7)	0.4	22.98	5.3	5.19	5.7	6.40	6.3	2.50
Africa
Khoemacau	100% of payable silver	5.6	24.76	14.8	25.33	20.4	25.17	59.2	22.12
Remainder of Africa		-	-	-	-	-	-	-	-
Africa Total	(7)	5.6	24.75	14.8	25.33	20.4	25.17	59.2	22.12
Australia
Australia Total	(7)	0.5	4.38	2.0	66.26	2.4	54.52	0.7	59.18
Europe
Europe Total		-	-	-	-	-	-	-	-
TOTAL SILVER RESOURCES	(7)	329.0	6.41	2,566.6	7.34	2,895.6	7.23	946.4	16.90

COPPER RESOURCES
North America
Mount Milligan	18.75% payable copper	37.0	0.20%	145.7	0.16%	182.7	0.17%	5.7	0.07%
Red Chris (5)	1.0% NSR	9.5	0.24%	437.5	0.33%	447.0	0.33%	188.5	0.30%
Remainder of North America	(7)	256.0	0.28%	2,438.5	0.25%	2,694.5	0.25%	878.4	0.25%
North America Total	(7)	302.6	0.27%	3,021.6	0.26%	3,324.2	0.26%	1,072.6	0.26%
Central America
Central America Total		-	-	-	-	-	-	-	-
South America
South America Total	(7)	38.2	0.13%	501.9	0.28%	540.1	0.27%	1,655.7	0.43%
Africa
Africa Total		-	-	-	-	-	-	-	-
Australia
Australia Total	(7)	0.5	1.22%	27.0	0.36%	27.4	0.38%	215.7	0.30%
Europe
Europe Total	(7)	19.2	0.28%	23.0	0.26%	42.2	0.27%	7.1	1.23%
TOTAL COPPER RESOURCES	(7)	360.4	0.26%	3,573.5	0.26%	3,933.9	0.26%	2,951.1	0.36%

(1)

The dates of the mineral resource estimates range between December 31, 2014, and December 31, 2022. The information included in this table that relates to our material properties is dated December 31, 2022, except for Khoemacau, which is dated June 30, 2021.

(2)

The metal prices for the gold resources range between $1,100 per ounce and $1,800 per ounce; the metal prices for the silver resources range between $17.00 per ounce and $25.00 per ounce; and the metal prices for the copper resources range between $2.50 per pound and $3.50 per pound.

(3)

The metal prices, recoveries, and cut-off grades used for reporting of mineral resources are specific to each individual property and have been reviewed by qualified persons selected by the individual operators. Royal Gold has not made any determination that such persons are or are not “qualified persons” under SK1300.

(4)	In certain cases, we have omitted mineral resource information for properties other than our material properties.
(5)

While the aggregate resources at Red Chris represent more than 10% of the aggregate mineral resources to which our royalty or stream interests apply, Royal Gold’s royalty interest in Red Chris is only a 1% NSR. Accordingly, we do not consider Red Chris to be a material property.

(6)

Royal Gold owns multiple royalty interests at the Cortez Complex, some of which overlap. For purposes of simplified disclosure, Royal Gold has divided its royalty interests at the Cortez Complex into two zones: the “Legacy Zone” and the Cortez Complex Zone (the “CC Zone”). The Legacy Zone royalty consists of an approximate equivalent 9.4% GSR royalty rate over the Pipeline and Crossroads deposits. The CC Zone includes an approximate equivalent 1.6% GSR royalty rate over the Cortez Hills, Cortez Pits, Fourmile and Goldrush deposits, an approximate equivalent 2.2% GSR royalty rate over the Goldrush SE deposit, and a 0.45% GSR royalty rate over the Robertson deposit.

(7)	Royal Gold owns royalty and stream interests in varying percentages on these properties. The resources listed are 100% of the resources to which the stream or royalty interest applies.

Table 4: Summary Mineral Reserves (1)(2)(3)(4)

	Stream or Royalty Interest	Proven Mineral Reserves		Probable Mineral Reserves		Total Mineral Reserves
		Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)

GOLD RESERVES
North America
Peñasquito	2.0% NSR	104.4	0.58	212.0	0.51	316.4	0.53
Red Chris (5)	1.0% NSR	-	-	472.5	0.52	472.5	0.52
Mount Milligan	35% of payable gold	68.9	0.37	155.1	0.37	224.0	0.37
Cortez	(6)	2.2	5.63	221.1	2.22	223.3	2.26
Remainder of North America	(7)	228.0	1.29	326.3	1.18	554.3	1.22
North America Total	(7)	403.5	0.97	1,387.1	0.92	1,790.5	0.93
Central America
Pueblo Viejo	7.5% of payable gold	35.0	2.29	140.0	2.16	170	2.19
Remainder of Central America	(7)	-	-	11.0	3.55	11.0	3.55
Central America Total	(7)	35.0	2.29	151.0	2.26	186.0	2.27
South America
Andacollo	100% of payable gold	106.1	0.10	161.1	0.10	267.2	0.10
Remainder of South America	(7)	14.2	1.50	51.7	1.24	65.9	1.30
South America Total	(7)	120.3	0.26	212.8	0.38	333.1	0.34
Africa
Africa Total	(7)	8.9	2.44	9.2	3.49	18.1	2.97
Australia
Australia Total	(7)	11.7	2.39	143.2	2.15	154.9	2.17
Europe
Europe Total		-	-	-	-	-	-
TOTAL GOLD RESERVES	(7)	579.3	0.96	1,903.3	1.07	2,482.6	1.04

SILVER RESERVES
North America
Peñasquito	2.0% NSR	104.4	38.00	212.0	32.04	316.4	34.01
Remainder of North America	(7)	48.2	11.84	86.1	10.08	134.3	10.71
North America Total	(7)	152.6	29.76	298.1	25.70	450.7	27.07
Central America
Pueblo Viejo	75% of payable silver	35	12.95	140	13.76	170	13.60
Remainder of Central America	(7)	-	-	11.0	5.28	11.0	5.28

	Stream or Royalty Interest	Proven Mineral Reserves		Probable Mineral Reserves		Total Mineral Reserves
		Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)	Tonnes (Millions)	Grade (gpt or %)
Central America Total	(7)	35	12.95	151.0	13.15	186.0	13.19
South America
South America Total	(7)	2.1	2.39	143.2	2.15	154.9	2.17
Africa
Khoemacau	100% of payable silver	11.0	20.76	22.9	19.15	33.9	19.67
Remainder of Africa		-	-	-	-	-	-
Africa Total	(7)	11.0	20.76	22.9	19.15	33.9	19.67
Australia
Australia Total		-	-	-	-	-	-
Europe
Europe Total		-	-	-	-	-	-
TOTAL SILVER RESERVES	(7)	200.7	26.59	472.0	21.37	672.7	22.93

COPPER RESERVES
North America
Mount Milligan	18.75% payable copper	68.9	0.20%	155.1	0.18%	224.0	0.19%
Red Chris (5)	1.0% NSR	-	0.00%	472.5	0.45%	472.5	0.45%
Remainder of North America	(7)	18.4	1.15%	25.9	1.12%	44.3	1.13%
North America Total	(7)	87.3	0.40%	653.4	0.41%	740.7	0.41%
Central America
Central America Total	(7)	-	-	-	-	-	-
South America
South America Total	(7)	118.1	0.60%	88.6	0.42%	206.7	0.52%
Africa
Africa Total		-	-	-	-	-	-
Australia
Australia Total		-	-	-	-	-	-
Europe
Europe Total		-	-	-	-	-	-
TOTAL COPPER RESERVES	(7)	205.4	0.52%	742.1	0.41%	947.4	0.43%

(1)

The dates of the mineral reserve estimates range between December 31, 2014, and December 31, 2022. The information included in this table that relates to our material properties is dated December 31, 2022, except for Khoemacau, which is dated June 30, 2021. Certain nonmaterial properties have reserve reports prepared prior to December 31, 2021, under SEC Industry Guide 7, the predecessor to SK1300.

(2)

The metal prices for the gold reserves range between $1,100 per ounce and $1,750 per ounce; the metal prices for the silver reserves range between $16.00 per ounce and $25.00 per ounce; and the metal prices for the copper reserves range between $2.50 per pound and $3.50 per pound.

(3)

The metal prices and modifying factors used for reporting of mineral reserves are specific to each individual property and have been reviewed by qualified persons selected by the individual operators. Royal Gold has not made any determination that such persons are or are not “qualified persons” under SK1300.

(4)	In certain cases, we have omitted mineral reserve information for properties other than our material properties.
(5)

While the aggregate mineral reserves at Red Chris represent more than 10% of the aggregate mineral reserves to which our royalty or stream interest applies, Royal Gold’s royalty interest in Red Chris is only 1% NSR. Accordingly, we do not consider Red Chris to be a material property.

(6)

Royal Gold owns multiple royalty interests at the Cortez Complex, some of which overlap. For purposes of simplified disclosure, Royal Gold has divided its royalty interests at the Cortez Complex into two zones: the Legacy Zone and the CC Zone. The Legacy Zone royalty consists of an approximate equivalent 9.4% GSR royalty rate over the Pipeline and Crossroads deposits. The CC Zone includes an approximate equivalent 1.6% GSR royalty rate over the Cortez Hills, Cortez Pits, Fourmile and Goldrush deposits, an approximate equivalent 2.2% GSR royalty rate over the Goldrush SE deposit, and a 0.45% GSR royalty rate over the Robertson deposit.

(7)	Royal Gold owns stream and royalty interests in varying percentages on these properties. The reserves listed are 100% of the reserves to which the royalty or stream interest applies.

The operators of the properties in which we hold stream and royalty interests generally prepare production and mineral reserve estimates for the properties. We do not independently prepare or verify this information, and we do not have access to sufficient data to do so. There are numerous uncertainties inherent in these estimates, many of which are outside the operators’ control. As a result, production and mineral reserve estimates are subjective and necessarily depend upon a number of assumptions, including, among others, reliability of historical data, geologic and mining conditions, metallurgical recovery, metal prices, operating costs, capital expenditures, development and reclamation costs, mining technology improvements, and the effects of government regulation. If any of the assumptions that operators make in connection with production or mineral reserve estimates are incorrect, actual production could be significantly lower than the production or mineral reserve estimates, which could adversely affect our future revenue and the value of our investments. In addition, if operators’ estimates with respect to the timing of production are incorrect, we may experience variances in expected revenue from period to period.

Some operators also report publicly or to us estimates of mineral resources. Mineral resources are subject to future exploration and development and associated risks and may never convert to future reserves. In addition, estimates of mineral resources are subject to similar uncertainties and assumptions as discussed above with respect to mineral reserves.

Material Properties

The disclosures below regarding our principal properties are derived from publicly available reports of the operators and/or other reports provided to Royal Gold under the terms of Royal Gold’s stream or royalty agreements with the respective operators and have generally been prepared pursuant to the mining disclosure regime of the applicable jurisdiction in which the operator reports. We do not independently prepare or verify this information and, as the holder of the stream or royalty interest, we do not have access to the properties or operations or to sufficient data to do so. We are dependent on the operators of the properties to provide information to us. There can be no assurance, and we cannot verify, that such third-party information is complete or accurate.

Andacollo

Mineral resource and mineral reserve disclosures for Andacollo at December 31, 2022, are from the Annual Information Form for the year ended December 31, 2022, filed on SEDAR by Teck on February 21, 2023.

Mineral Resources and Mineral Reserves

Table 1 Andacollo – Summary of Gold Mineral Resources at December 31, 2022, Based on $1,500 Au, $3.15 Cu (1)(2)(3)(4)

	Amount Tonnes (M)	Au Grades gpt	Cu Grades %	Cut-Off Grade	Metallurgical Recovery
Measured Mineral Resources	47.2	0.11	0.27	(5)	(6)
Indicated Mineral Resources	397.6	0.09	0.25	(5)	(6)
Measured + Indicated Mineral Resources	444.8	0.09	0.25	(5)	(6)
Inferred Mineral Resources	82.8	0.08	0.24	(5)	(6)

(1)

Our metal stream on Andacollo pertains only to gold produced. Information on copper resources is included because the primary production from Andacollo is copper; the presentation of copper mineral resources is necessary to understanding the economics of the project.

(2)

Reported mineral resource estimate is as of December 31, 2022, the most recent available public disclosure. Teck reports mineral resources pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral resources determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral resources determined under SK1300 could vary from the disclosure set forth here. While the SK1300 definitions are substantially similar to those set forth in the CIM Standards, there are variations.

(3)	Mineral resources are presented exclusive of mineral reserves.
(4)

Our stream interest at Andacollo is 100% of payable gold until 900,000 ounces are delivered, and 50%

thereafter. The resources listed are 100% of the mineral resources to which our stream interest applies.

(5)	Specific cut-off grades have not been disclosed for this estimate.
(6)	Specific metallurgical recoveries have not been disclosed for this estimate.

Table 2 Andacollo – Summary of Gold Mineral Reserves at December 31, 2022, Based on $1,500 Au, $3.15 Cu (1)(2)(3)

	Amount Tonnes (M)	Au Grades gpt	Cu Grades %	Cut-Off Grade	Metallurgical Recovery
Proven Mineral Reserves	106.1	0.10	0.32	(4)	(5)
Probable Mineral Reserves	161.1	0.10	0.31	(4)	(5)
Total Mineral Reserves	267.2	0.10	0.31	(4)	(5)

(1)

Our metal stream on Andacollo pertains only to payable gold produced. Information on copper mineral reserves is included because the primary production from Andacollo is copper; the presentation of mineral reserves is necessary in understanding the economics of the project.

(2)

Reported mineral reserve estimate is as of December 31, 2022, the most recent available public disclosure. Teck reports reserves pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of reserves determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral reserves determined under SK1300 could vary from the disclosure set forth here. While the SK1300 definitions are substantially similar to those set forth in the CIM Standards, there are variations.

(3)

Our stream interest at Andacollo is 100% of payable gold until 900,000 ounces are delivered, and 50%

thereafter. The gold mineral reserves listed are 100% of the reserves to which our stream interest applies

(4)	Specific cut-off grades have not been disclosed for this estimate.
(5)	Average estimated metallurgical recovery to concentrate is 76.3% for copper and 60.5% for gold.

Change in Mineral Resources and Mineral Reserves from Prior Year

The previous mineral resources and mineral reserves reported by Teck were as of December 31, 2021. Gold mineral reserves decreased from 0.91 million ounces to 0.86 million ounces (5.1%) year over year.  Gold mineral resources increased from 1.17 million ounces to 1.32 million ounces (12.5%) year over year. Teck reported that the reduction in mineral reserves was a result of depletion from normal mining activities. Teck reported that the increase in mineral resources was a result of continuing improved economic assumptions related to operational costs and higher assumed copper prices.

Mount Milligan

Mineral resource and mineral reserve disclosures for Mount Milligan at December 31, 2022, are from the Annual Information Form filed on SEDAR by Centerra on March 30, 2023.

Mineral Resource and Mineral Reserves

Table 1 Mount Milligan – Summary of Copper and Gold Mineral Resources at December 31, 2022, Based on $3.50 Cu and $1,550 Au (1)(2)(3)(4)

	Amount Tonnes (M)	Au Grade gpt	Cu Grade %	Cut-Off Grade (5)	Metallurgical Recovery
Measured Mineral Resources	37.0	0.26	0.20	$7.35 NSR	(6)
Indicated Mineral Resources	145.7	0.31	0.16	$7.35 NSR	(6)
Measured + Indicated Mineral Resources	182.7	0.30	0.17	$7.35 NSR	(6)
Inferred Mineral Resources	5.7	0.46	0.07	$7.35 NSR	(6)

(1)

Reported mineral resource estimate is as of December 31, 2022. Centerra reports resources pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral resources determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of mineral resources determined under SK1300 could vary from the disclosure set forth here. While the SK1300 definitions are substantially similar to those set forth in the CIM Standards, there are variations.

(2)	Mineral resources are presented exclusive of mineral reserves.
(3)	Our stream interest at Mount Milligan is 35% of payable gold and 18.75% of payable copper. The mineral resources listed are 100% of the mineral resources to which our stream interest applies.
(4)	Mineral resources are reported using metal prices of $3.50 per pound copper and $1,550 per ounce gold, and an exchange rate of 1USD:1.30CAD.

(5)

The open pit mineral resources are constrained by a pit shell and are reported at copper equivalent cut-off of 0.20% CuEq, equivalent to a $7.35 NSR per tonne and take into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and stream and royalty arrangements in determining economic viability.

(6)

Metallurgical recoveries for reporting mineral resources assume variable copper recoveries between 75% and 83% and gold recoveries between 55% and 65%. Copper equivalent is estimated to blocks according to variable gold and copper recoveries.

Table 2 Mount Milligan – Summary of Copper and Gold Mineral Reserves at December 31, 2022, Based on $3.25 Cu and $1,350 Au (1)(2)(3)

	Amount Tonnes (M)	Au Grade gpt	Cu Grade %	Cut-Off Grade (4)	Metallurgical Recovery
Proven Mineral Reserves	68.9	0.37	0.20	$7.40 NSR	(5)
Probable Mineral Reserves	155.1	0.37	0.18	$7.40 NSR	(5)
Total Mineral Reserves	224.0	0.37	0.19	$7.40 NSR	(5)

(1)

Reported mineral reserve estimate is as of December 31, 2022. Centerra reports mineral reserves pursuant to CIM Standards. SK1300 does not permit reciprocal recognition of mineral reserves determined under the mining disclosure regime of another jurisdiction. The amounts, grades and recovery of reserves determined under SK1300 could vary from the disclosure set forth here. While the SK1300 definitions are substantially similar to those set forth in the CIM Standards, there are variations.

(2)	Our stream interest at Mount Milligan is 35% of payable gold and 18.75% of payable copper. The mineral reserves listed are 100% of the mineral reserves to which our stream interest applies.
(3)	The mineral reserves have been estimated based on a gold price of $1,350 per ounce, copper price of $3.25 per pound and an exchange rate of 1USD:1.30CAD.
(4)

The open pit mineral reserves are estimated by Centerra based on an NSR cut-off of $7.40 per tonne and takes into consideration metallurgical recoveries, concentrate grades, transportation costs, smelter treatment charges and stream and royalty arrangements in determining economic viability.

(5)

Metallurgical recoveries are estimated using regression curves based on operational and metallurgical test work data. Annual average copper recoveries range from 76.4% to 82.4%. Annual average gold recoveries range from 55.2% to 64.2%.

Change in Mineral Resources and Mineral Reserves from Prior Year

For Mount Milligan, mineral resources and mineral reserves decreased as of December 31, 2022, as compared to mineral resources and mineral reserves as of December 31, 2021, primarily due to mining depletion. Gold measured and indicated mineral resources decreased from 1.8 million to 1.7 million ounces (5%) and copper decreased from 742 million to 695 million pounds (6%). Gold proven and probable mineral reserves decreased from 2.9 million to 2.6 million ounces (10%) and copper from 996 million to 902 million pounds (9%).

Peñasquito

Mineral resource and mineral reserve disclosures for Peñasquito at December 31, 2022, are from the Annual Report on Form 10-K for the year ended December 31, 2022, filed by Newmont on February 16, 2023.

Mineral Resources and Mineral Reserves

Table 1 Peñasquito – Summary of Gold, Silver, Lead, and Zinc Mineral Resources at December 31, 2022, Based on $1,600 Au, $23.00 Ag, $1.20 Pb, and $1.45 Zn (1)(2)(3)

	Amount Tonnes (M)	Au Grade gpt	Ag Grade gpt	Pb Grade %	Zn Grade %	Cut-Off Grade	Metallurgical Recovery
Measured Mineral Resources	47.4	0.25	23.94	0.26	0.62	(4)	(5)
Indicated Mineral Resources	263.5	0.26	23.99	0.23	0.53	(4)	(5)
Measured + Indicated Mineral Resources	310.9	0.26	23.98	0.23	0.53	(4)	(5)
Inferred Mineral Resources	84.7	0.41	27.24	0.23	0.53	(4)	(5)

(1)	Reported mineral resource estimate is as of December 31, 2022. Newmont reports mineral resources pursuant to SK1300.
(2)	Mineral resources are presented exclusive of mineral reserves.
(3)	Our interest at Peñasquito is a 2.0% NSR on all metals. The mineral resources listed are 100% of the mineral resources to which our royalty interest applies.
(4)	Gold cut-off grade varies with level of silver, lead, and zinc credits. Specific cut-off grades have not been disclosed by the operator.
(5)	Peñasquito mineral resources are presented assuming a 69% average metallurgical recovery for gold, 86% recovery for silver, 81% recovery for zinc, and 72% recovery for lead.

Table 2 Peñasquito – Summary of Gold, Silver, Lead, and Zinc Mineral Reserves at December 31, 2022, Based on $1,200 Au, $20,00 Ag, $1.00 Pb, and $1.20 Zn (1)(2)

	Amount Tonnes (M)	Au Grade gpt	Ag Grade gpt	Pb Grade %	Zn Grade %	Cut-Of Grade	Metallurgical Recovery
Proven Mineral Reserves	104.4	0.58	38.00	0.36	0.94	(3)	(4)
Probable Mineral Reserves	212.0	0.51	32.04	0.31	0.76	(3)	(4)
Total Mineral Reserves	316.4	0.53	34.01	0.33	0.79	(3)	(4)

(1)	Reported mineral reserve estimate is as of December 31, 2022. Newmont reports mineral reserves pursuant to SK1300.
(2)	Our interest at Peñasquito is a 2.0% NSR on all metals. The mineral reserves listed are 100% of the mineral reserves to which our royalty interest applies.
(3)	Gold cut-off grade varies with level of silver, lead, and zinc credits. Specific cut-off grades have not been disclosed by the operator.
(4)	Peñasquito mineral reserves are presented assuming a 69% average metallurgical recovery for gold, 86% recovery for silver, 81% recovery for zinc, and 72% recovery for lead.

Change in Mineral Resources and Mineral Reserves from Prior Year

The previous mineral resources and mineral reserves reported by Newmont were as of December 31, 2021. There was a decrease in mineral reserves and an increase in mineral resources at the property year over year, as summarized in the following table.

	Proven and Probable Mineral Reserves			Measured and Indicated Mineral Resources
	12/31/2021	12/31/2022	% Change	12/31/2021	12/31/2022	% Change
Au ounces (M)	6.3	5.4	-15%	1.80	2.58	+45%
Ag ounces (M)	392.9	346.1	-12%	175.6	239.8	+37%
Pb Lbs. (B)	2.58	2.29	-11%	1.21	1.61	+33%
Zn Lbs. (B)	6.24	5.53	-11%	2.68	3.73	+39%

Newmont reported that the reduction in mineral reserves was primarily a result of mining depletion and the increase in mineral resources was due to positive revision at Peñasquito.

Definitions

Set forth below are the definitions of mineral resource and mineral reserve used by the SEC under SK1300.

Mineral resource is a concentration or occurrence of material of economic interest in or on the Earth's crust in such form, grade or quality, and quantity that there are reasonable prospects for economic extraction. A mineral resource is a reasonable estimate of mineralization, taking into account relevant factors such as cut-off grade, likely mining dimensions, location or continuity, that, with the assumed and justifiable technical and economic conditions, is likely to, in whole or in part, become economically extractable.

●	Measured mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of conclusive geological evidence and sampling. The level of geological certainty associated with a measured mineral resource is sufficient to allow a qualified person to apply modifying factors, as defined in this section, in sufficient detail to support detailed mine planning and final evaluation of the economic viability of the deposit. Because a measured mineral resource has a higher level of confidence than the level of confidence of either an indicated mineral resource or an inferred mineral resource, a measured mineral resource may be converted to a proven mineral reserve or to a probable mineral reserve.
●	Indicated mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of adequate geological evidence and sampling. The level of geological certainty associated with an indicated mineral resource is sufficient to allow a qualified person to apply modifying factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Because an indicated mineral resource has a lower level of confidence than the level of confidence of a measured mineral resource, an indicated mineral resource may only be converted to a probable mineral reserve.
●	Inferred mineral resource is that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Because an inferred mineral resource has the lowest level of geological confidence of all mineral resources, which prevents the application of the modifying factors in a manner useful for evaluation of economic viability, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

Mineral reserve is an estimate of tonnage and grade or quality of indicated and measured mineral resources that, in the opinion of the qualified person, can be the basis of an economically viable project. More specifically, it is the economically mineable part of a measured or indicated mineral resource, which includes diluting materials and allowances for losses that may occur when the material is mined or extracted.

Mineral reserves are subdivided into two categories, in descending order of geological certainty:

●	Proven mineral reserve is the economically mineable part of a measured mineral resource and can only result from conversion of a measured mineral resource.
●	Probable mineral reserve is the economically mineable part of an indicated and, in some cases, a measured mineral resource.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

99.1	Press release dated April 11, 2023

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Date: April 17, 2023	By:	/s/ Laura B. Gill
		Name:	Laura B. Gill
		Title:	Vice President, Corporate Secretary and Chief Compliance Officer